Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED ADVISORY AGREEMENT
This FIRST AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT (the “Amendment”), dated October 6, 2014, is between Resource Real Estate Opportunity REIT II, Inc., a Maryland corporation (the “Company”), and Resource Real Estate Opportunity Advisor II, LLC, a Delaware limited liability company (the “Advisor”).
WHEREAS, the Company and the Advisor previously entered that certain Amended and Restated Advisory Agreement dated January 9, 2014 (the “Agreement”).
    WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to not pay any internalization fee to the Advisor or any of its affiliates if the Company internalizes its management.
WHEREAS, the Advisor has agreed to amend the Agreement to reflect this policy in consideration for the Company agreeing that it will not solicit the employees of the Advisor or its affiliates during the term of the Agreement and for the one year period thereafter.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:
1.Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.
2.Amendment to Article 8. Article 8, Section 8.06 of the Agreement is hereby deleted in its entirety and replaced with the following:
8.06 Limitations on an Internalization Transaction. The Company may not acquire the Advisor or an Affiliate thereof in order to become self-managed, whether by means of a merger, stock acquisition, or asset purchase (an “Internalization Transaction”) unless the Advisor agrees to proceed with an Internalization Transaction without the payment of any internalization fee or other consideration by the Company, whether in the form of a cash payment or in the form of stock, warrants or options.
3.Amendment to Article 11. Article 11 of the Agreement is hereby amended by adding Section 11.04, as follows:
11.04. Non-Solicitation. During the period commencing on the date on which the First Amendment to this Agreement is entered into and ending one year following the termination of this Agreement, the Company shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of the Advisor or its affiliates or (ii) hire, on behalf of the Company or any other person or entity, any person who has left the employment within the one year period following the termination of that person’s employment with the Advisor or its affiliates. During the period commencing on the date hereof through and ending one year following the termination of this Agreement, the Company shall not, whether for its own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the relationship of the Advisor or it affiliates with, or endeavor to entice away from the Advisor or its affiliates, any person who during the term of the Agreement is, or during the preceding one-year period was, a customer of the Advisor or its affiliates.

4.Continuing Effect. Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.
5.Counterparts. The parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

By:	/s/ Alan F. Feldman
Alan F. Feldman, Chief Executive Officer

RESOURCE REAL ESTATE OPPORTUNITY ADVISOR II, LLC

By:	/s/ Kevin M. Finkel
Kevin M. Finkel, President

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